Exhibit 10.01

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Third Amendment”) is entered into and made effective as of September 30, 2013 (the “Third Amendment Date”), by and among Asure Software, Inc., a Delaware corporation (the “Company”), ADI Software, LLC, a Delaware limited liability company (“ADI”), Asure Legiant, LLC, a Delaware limited liability company (“Legiant”), Meeting Maker – United States, Inc., a Delaware corporation doing business as PeopleCube (“PeopleCube”), and the other borrowers from time to time party to the Loan Agreement (defined below) (together with the Company, ADI, Legiant and PeopleCube, each, a “Borrower” and, collectively, “Borrowers”), Deerpath Funding, LP, a Delaware limited partnership (“Deerpath Funding”), and the other lenders from time to time party to the Loan Agreement (together with Deerpath Funding, each, a “Lender” and, collectively, the “Lenders”), and Deerpath Funding, as administrative agent and collateral agent for itself and the other Lenders (in such capacity, “Agent”).  Capitalized terms used, but not defined, in this Third Amendment have the respective meanings given such terms in the Loan Agreement.

RECITALS

A. Borrowers, Lenders and Agent have entered into that certain Loan Agreement dated effective as of July 1, 2012 (as amended by that certain First Amendment to Loan Agreement dated as of December 31, 2012, that certain Second Amendment to Loan Agreement dated as of March 31, 2013, and as further amended, restated, supplemented or modified from time to time, the “Loan Agreement”), pursuant to which Lenders have made (i) a single advance senior secured term loan on the Closing Date in the amount of $14,500,000, and (ii) a conditional commitment to provide additional single advance senior secured term loans from time to time following the Closing Date in an aggregate amount not to exceed $10,000,000.

B. Borrowers have requested that Lenders (i) enter into a new financing to refinance the existing term loans and make (A) an additional term loan to Borrowers on the Third Amendment Date in an amount equal to $2,500,000 (the “First 2013 Additional Term Loan”) and (B) a conditional commitment to make an additional term loan to Borrowers on or before December 31, 2013 in an amount equal to $1,500,000 (the “Second 2013 Additional Term Loan” and, together with the First 2013 Additional Term Loan, the “2013 Additional Term Loan”) and (ii) agree to make certain other modifications to the Loan Agreement in connection with such new financing, and Lenders have agreed to the foregoing requests of Borrowers, all on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Section 1. Amendments to Loan Agreement.

1.1 The Recitals to this Third Amendment are incorporated into and made a part of the Loan Agreement.

1.2 Section 1.1 of the Loan Agreement is amended to add the following definitions:

2013 Additional Term Loan is defined in the Recitals to the Third Amendment.

Closing Date Small Business Side Letter means that certain Small Business Side Letter dated the Closing Date, executed by the Borrowers and conforming to the SBIC Act, attached hereto as Exhibit M.

Deerpath Funding Additional Term Note (First 2013 Additional Term Loan) means that certain promissory note, executed by Borrowers on the Third Amendment Date and made payable to Deerpath Funding in an original principal amount equal to $2,500,000, and all renewals, increases, modifications, amendments, supplements, restatements and replacements of, or substitutions for, that promissory note.

First 2013 Additional Term Loan is defined in the Recitals to the Third Amendment.

Second 2013 Additional Term Loan is defined in the Recitals to the Third Amendment.

Second 2013 Additional Term Note and Second 2013 Additional Term Notes are defined in Section 2.4(b) of the Third Amendment.

Third Amendment means that certain Third Amendment to this Agreement dated the Third Amendment Date, by and among Borrowers, Lenders and Agent.

Third Amendment Date means September 30, 2013.

Third Amendment Date Small Business Side Letter means that certain Small Business Side Letter dated the Third Amendment Date, executed by the Borrowers and conforming to the SBIC Act.

1.3 Section 1.1 of the Loan Agreement is amended to delete in its entirety the definition of “Small Business Side Letter” and replace it with the following:

 “Small Business Side Letter means collectively, the Closing Date Small Business Side Letter and the Third Amendment Date Small Business Side Letter.”

1.4 Sections 2.4(b) and 2.4(c) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“(b)           Concurrently with (and in addition to) any and all payments of the Term Loan Principal Debt that are funded on or prior to the third anniversary of the Third Amendment Date other than (x) Annual Excess Cash Flow Prepayments, (y) required quarterly amortization payments pursuant to Section 3.2(b), and (z) as set forth in Sections 2.5(b)(i), 2.5(b)(iii), 2.5(b)(v), 3.7 and 3.8, Borrowers shall pay to Lenders a premium in cash, as follows:

(i)           five percent (5.00%) of the amount of Term Loan Principal Debt paid if such prepayment occurs on or prior to the first anniversary of the Third Amendment Date;

(ii)           four percent (4.00%) of the amount of Term Loan Principal Debt paid if such prepayment occurs after the first anniversary of the Third Amendment Date and on or prior to the second anniversary of the Third Amendment Date; or

(iii)           one percent (1.00%) of the amount of Term Loan Principal Debt paid if such prepayment occurs after the second anniversary of the Third Amendment Date and on or prior to the third anniversary of the Third Amendment Date.

Borrowers acknowledge and agree that the foregoing prepayment premiums shall be made regardless of whether the applicable prepayment was made voluntarily or involuntarily, or before or after acceleration of the Obligation, and regardless of whether the payment is made in connection with a Change of Control or Liquidity Event, as liquidated damages and compensation for the costs of making funds available under this Agreement, and as a consequence of a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticability of determining actual damages resulting from such payment.

 (c)           From and after the first day immediately after the third anniversary of the Third Amendment Date, Borrowers may make optional prepayments of the Term Loan Principal Debt without premium or penalty, subject to subsection (a) above.  Amounts repaid or prepaid in respect of the Term Notes may not be re-borrowed without the Lenders’ written consent.”

1.5 Section 8.9 of the Loan Agreement is hereby amended to add a new subsection (f) as follows:

“(f)           In connection with any payment in full of:

(i) the ADI Seller Note following the Third Amendment Date, Borrowers shall deliver to Agent (A) a payoff letter in Proper Form with respect to such payment no later than one (1) Business Day prior to such payment and (B) written confirmation (including, at Borrowers’ option, by email) of such payment of the ADI Seller Note promptly following such payment; and

(ii) the 9% Subordinated Convertible Notes following the Third Amendment Date, Borrowers shall deliver to Agent (A) payoff letters in Proper Form with respect to such payment no later than one (1) Business Day prior to such payment providing for the release of any and all Liens securing the 9% Subordinated Convertible Notes and (B) written confirmation (including, at Borrowers’ option, by email) of such payment of the 9% Subordinated Convertible Notes promptly following such payment.”

1.6 Section 10.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“10.2           Total Debt to EBITDA Ratio.  The Total Debt to EBITDA Ratio may not exceed the ratio set out below as of any of the following testing dates:

(a) September 30, 2013                                                                          4.75 to 1.00

(b) December 31, 2013                                                                           4.75 to 1.00

(c) March 31, 2014                                                                                 4.75 to 1.00

(d) June 30, 2014                                                                                    4.50 to 1.00

(e) September 30, 2014                                                                          4.50 to 1.00

(f) December 31, 2014                                                                           3.50 to 1.00

(g) March 31, 2015                                                                                3.25 to 1.00

(h) June 30, 2015                                                                                    3.00 to 1.00

(i) September 30, 2015                                                                           3.00 to 1.00

(j) December 31, 2015                                                                            3.00 to 1.00

(k) The last day of each fiscal quarter thereafter                              2.50 to 1.00”

1.7 Section 10.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“10.3           Senior Debt to EBITDA Ratio.  The Senior Debt to EBITDA Ratio may not exceed the ratio set out below as of any of the following testing dates:

(l) September 30, 2013                                                                           3.85 to 1.00

(m) December 31, 2013                                                                          3.85 to 1.00

(n) March 31, 2014                                                                                 3.85 to 1.00

(o) June 30, 2014                                                                                    3.50 to 1.00

(p) September 30, 2014                                                                          3.50 to 1.00

(q) December 31, 2014                                                                           3.25 to 1.00

(r) March 31, 2015                                                                                  3.00 to 1.00

(s) June 30, 2015                                                                                     2.75 to 1.00

(t) September 30, 2015                                                                           2.75 to 1.00

(u) December 31, 2015                                                                           2.75 to 1.00

(v) The last day of each fiscal quarter thereafter                              2.25 to 1.00”

1.8 Section 10.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“10.4           Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio may not be less than the ratio set out below as of any of the following testing dates:

(w) September 30, 2013                                                                         0.80 to 1.00

(x) December 31, 2013                                                                           0.80 to 1.00

(y) March 31, 2014                                                                                 0.80 to 1.00

(z) June 30, 2014                                                                                     0.80 to 1.00

(aa) September 30, 2014                                                                        0.80 to 1.00

(bb) December 31, 2014                                                                        0.80 to 1.00

(cc) March 31, 2015                                                                               0.95 to 1.00

(dd) June 30, 2015                                                                                  0.95 to 1.00

(ee) September 30, 2015                                                                        1.10 to 1.00

(ff) December 31, 2015                                                                          1.10 to 1.00

(gg) The last day of each fiscal quarter thereafter                           1.25 to 1.00”

Section 2. 2013 Additional Term Loan.

2.1 Consent.  For purposes of Sections 9.12 and 9.14 of the Loan Agreement and any other applicable provisions of the Loan Documents, Agent and Lenders hereby grant their prior written consent to the payment in full by Borrowers of certain Subordinated Debt as set forth in Section 2.5 below.

2.2 Loan Request – First 2013 Additional Term Loan.  Borrowers hereby request that Lenders make the First 2013 Additional Term Loan to Borrowers on the Third Amendment Date in an amount equal to $2,500,000.

2.3 First 2013 Additional Term Loan.  Subject to the terms and conditions of this Third Amendment and the Loan Agreement, pursuant to Section 2.2 of the Loan Agreement, each Lender agrees to make, and shall make, the First 2013 Additional Term Loan to Borrowers on the Third Amendment Date, in an amount for such Lender equal to its Percentage Interest of the First 2013 Additional Term Loan.

2.4 Second 2013 Additional Term Loan.

(a) Subject to the terms and conditions of this Third Amendment (including, but not limited to, subsection (b) of this Section 2.4) and the Loan Agreement (including, but not limited to, Section 5.3 of the Loan Agreement; provided, that this Section 2.4 shall constitute Lenders’ approval of the Second 2013 Additional Term Loan for purposes of clause (i) of the introductory sentence of Section 5.3 of the Loan Agreement), pursuant to Section 2.2 of the Loan Agreement, if (i) Borrowers deliver a Loan Request for the Second 2013 Additional Term Loan in accordance with Section 2.3 of the Loan Agreement and (ii) the proposed Loan Date for the Second 2013 Additional Term Loan is on or before December 31, 2013, then each Lender agrees to make, and shall make, the Second 2013 Additional Term Loan to Borrowers, in an amount for such Lender equal to its Percentage Interest of the Second 2013 Additional Term Loan.

(b) On the Loan Date for the Second 2013 Additional Term Loan, if applicable, as a condition precedent to the funding of the Second 2013 Additional Term Loan, Borrowers shall execute and deliver to each Lender an Additional Term Note in an amount equal to such Lender’s Percentage Interest of the Second 2013 Additional Term Loan (each, a “Second 2013 Additional Term Note” and, collectively, the “Second 2013 Additional Term Notes”).

2.5 Fees and Expenses.

(a) Concurrently with the execution and delivery of this Third Amendment, Borrowers shall pay to Lenders (i) a structuring fee in an amount equal to $40,000, which is one percent (1.00%) of the 2013 Additional Term Loan, (ii) a closing fee in an amount equal to $50,000, which is two percent (2.00%) of the First 2013 Additional Term Loan, and (iii) any other fees and expenses provided for in Section 8.11 of the Loan Agreement.

(b) On the Loan Date for the Second 2013 Additional Term Loan, if applicable, Borrowers shall pay to Lenders (i) a closing fee in an amount equal to $30,000, which is two percent (2.00%) of the Second 2013 Additional Term Loan, and (ii) any other fees and expenses provided for in Section 8.11 of the Loan Agreement.

2.6 Use of Proceeds.  Notwithstanding anything to the contrary in Section 7.14(b) of the Loan Agreement, Borrowers (a) shall use the proceeds of the 2013 Additional Term Loan (i) to fund the payment in full of (A) the 15% Subordinated Notes on the Third Amendment Date, (B) the Legiant Seller Notes on the Third Amendment Date, and (ii) for general working capital purposes and (b) may use the proceeds of the 2013 Additional Term Loan to fund the payment in full of (i) the ADI Seller Note following the Third Amendment Date, (ii) the 9% Subordinated Convertible Notes following the Third Amendment Date and (iii) the Deferred Purchase Payment (as defined in the PeopleCube Purchase Agreement) in accordance with the PeopleCube Purchase Agreement.

Section 3. Conditions.

3.1 This Third Amendment shall be effective once each of the following have been received by Agent at the closing of the transactions contemplated by this Third Amendment:

(a) this Third Amendment, duly executed by Borrowers, Agent and Lenders;

(b) the Deerpath Funding Additional Term Note (First 2013 Additional Term Loan), duly executed by Borrowers;

(c) the Third Amendment Date Small Business Side Letter, duly executed by SBIC Investor (as defined therein) and Borrowers;

(d) SBA Forms 480, 652 and 1031 in Proper Form;

(e) a certificate of the secretary of each Borrower, certifying as to the certificate of incorporation and bylaws (or other organizational documents, as applicable) of such Borrower, the incumbency of its officers executing Loan Documents on the Third Amendment Date and their specimen signatures and resolutions adopted by its Board of Directors authorizing the 2013 Additional Term Loan;

(f) executed payoff letters in Proper Form with respect to the payment in full by Borrowers of the 15% Subordinated Notes and the Legiant Seller Notes, and providing for the release of any and all Liens securing the 15% Subordinated Notes and the Legiant Seller Notes promptly following the Third Amendment Date;

(g) Lien search reports from the state and county UCC records, tax lien records, bankruptcy records for each of the jurisdictions where any Borrower is organized, which shows no Liens on the Collateral other than Permitted Liens, including from the Delaware Secretary of State;

(h) Certificates of Existence and Good Standing from Delaware and Texas for the Company, ADI, and Legiant, and from Delaware, Massachusetts, and Texas for PeopleCube;

(i) Certificates of Insurance or other proof, satisfactory to Lenders, that Borrowers have the insurance coverage required by Section 8.8 of the Loan Agreement; and

(j) such other certificates, documents and agreements as Agent or Lenders may reasonably request.

Section 4. Representations and Warranties.  Borrowers represent and warrant to Lenders, jointly and severally, that:

(a) Borrowers possess all requisite power and authority to execute, deliver and comply with the terms of this Third Amendment and the other certificates, documents and agreements set forth in Section 3.1 above (collectively, the “Third Amendment Documents”), (ii) the Third Amendment Documents have been duly authorized and approved by all requisite corporate and company action on the part of Borrowers, and Borrowers will provide Lenders with evidence of such approval upon request, (iii) no other consent of any Person (other than Agent and Lenders and consents that have been obtained) is required for the Third Amendment Documents to be effective, (iv) the execution and delivery of the Third Amendment Documents does not violate any of Borrowers’ organizational documents, (v) assuming the due execution and delivery, as applicable, by Agent and Lenders, the Third Amendment Documents constitute valid and binding agreements of Borrowers, enforceable against Borrowers in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity); (vi) except as disclosed in Schedule 4(a) attached hereto, the representations and warranties in each Loan Document to which any Borrower is a party are true and correct in all material respects on and as of the Third Amendment Date as though made on the Third Amendment Date (except to the extent that such representations and warranties speak to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), (vii) each Borrower is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (viii) no Default or Potential Default has occurred and is continuing.

(b) After giving effect to the Third Amendment Documents and the transactions contemplated thereby, no Default or Potential Default will exist.

Section 5. Scope of Amendment; Reaffirmation; Release.

5.1 From and after the Third Amendment Date, all references to the Loan Agreement shall refer to the Loan Agreement as amended by this Third Amendment.  Except as affected by this Third Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Third Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement.

5.2 Each Borrower hereby (a) ratifies and reaffirms its obligations under the Loan Documents to which it is a party and (b) confirms and agrees that all Loan Documents to which it is a party, including, but not limited to, all Liens granted in favor of Agent or Lenders pursuant to the Security Documents, remain in full force and effect and continue to be legal, valid, and binding obligations, enforceable in accordance with their terms (as the same are affected by this Third Amendment).

5.3 Borrowers and their respective representatives, successors and assigns hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatsoever kind or nature, whether known or unknown, which each of them has, may have or might have or may assert now or in the future against Agent or any Lender directly or indirectly, arising out of, based upon or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in each case related to, arising from or in connection with the Loans, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Third Amendment Date.  Borrowers hereby acknowledge and agree that the execution of this Third Amendment by Agent and Lenders shall not constitute an acknowledgment of or an admission by Agent or Lenders of the existence of any such claims or of liability for any matter or precedent upon which liability may be asserted.

Section 6. Miscellaneous.

6.1 No Waiver of Defaults.  Except as set forth in Section 2.1 above, this Third Amendment does not constitute (a) a waiver of, or a consent to, (i) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this Third Amendment, or (ii) any present or future violation of, or Default under, any provision of the Loan Documents, or (b) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

6.2 Loan Document.  This Third Amendment is a Loan Document.

6.3 Form.  Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Third Amendment must be in form and substance satisfactory to Agent and its counsel.

6.4 Headings.  The headings and captions used in this Third Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Third Amendment, the Loan Agreement or the other Loan Documents.

6.5 Costs, Expenses and Attorneys’ Fees.  Borrowers agree to pay or reimburse Agent and Lenders on demand for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Third Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s and Lenders’ counsel.

6.6 Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

6.7 Multiple Counterparts.  This Third Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Third Amendment may be transmitted and signed by facsimile and in .pdf or other electronic format.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lenders.  Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided, that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

6.8 Governing Law.  This Third Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles.

6.9 Arbitration.  Upon the demand of any party to this Third Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 14.11 of the Loan Agreement.

6.10 Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrowers, Agent and Lenders and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements among the Parties.

[Signatures appear on the next page]

This Third Amendment to Loan Agreement is executed as of the date set forth in the opening paragraph hereof.

AGENT:

Deerpath Funding, LP

a Delaware limited partnership,

as Agent

By:          Deerpath Funding General Partner, Inc.

its general partner

By:

Name:         Anish Bahl

Title:           Chief Financial Officer

LENDER:

Deerpath Funding, LP

a Delaware limited partnership,

as Lender

By:          Deerpath Funding General Partner, Inc.

its general partner

By:

Name:         Anish Bahl

Title:           Chief Financial Officer

BORROWERS:

Asure Software, Inc.

a Delaware corporation

By:

Name:         Patrick Goepel

Title:           Chief Executive Officer

ADI Software, LLC

a Delaware limited liability company

By:

Name:         Patrick Goepel

Title:           Chief Executive Officer

Asure Legiant, LLC

a Delaware limited liability company

By:

Name:         Patrick Goepel

Title:           Chief Executive Officer

Meeting Maker – United States, Inc.

a Delaware corporation

By:

Name:         Patrick Goepel

Title:           Chief Executive Officer